EXHIBIT 32
CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as amended), Alwin S. Tan, Chief Executive Officer and President, and Steven Wang, Vice President, Treasurer and Chief Financial Officer, of China Healthcare Acquisition Corp. (the “Company”), hereby certify that, to the best of their knowledge:
     1. The Company’s annual report on Form 10-K to which this Certification is attached fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and
     2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     In Witness Whereof, the undersigned have set their hands hereto as of March 27, 2008.

/s/ ALWIN TAN
Alwin Tan
Chief Executive Officer and President

/s/ STEVEN WANG
Steven Wang
Vice President and Treasurer Chief Financial Officer

This certification accompanies this Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.